Exhibit 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATION AGREEMENT DATED AUGUST ___, 2010 (THE “SUBORDINATION AGREEMENT”) BY AND BETWEEN SILICON VALLEY BANK AND THE HOLDER.

ST. BERNARD SOFTWARE, INC.

CONVERTIBLE NOTE

Issue Date: [_______ __], 2010	$[________]

FOR VALUE RECEIVED, ST. BERNARD SOFTWARE, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [Purchaser] or its permitted successors or assigns (the “Holder”) the sum of [______________] Dollars ($[______]) in same day funds on or before July 30, 2014 (the “Maturity Date”), unless this Note is earlier converted pursuant to Section 3 hereof.  The Holder may convert amounts of principal of and interest accrued on this Note into shares (“Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth herein.

The Company has issued this Note pursuant to a Securities Purchase Agreement, dated as of July 28, 2010 (the “Securities Purchase Agreement”).  This Note may be sold, transferred or assigned only in accordance with the terms of the Securities Purchase Agreement.  The Notes issued by the Company pursuant to the Securities Purchase Agreement, including this Note, are collectively referred to herein as the “Notes.”

The following terms shall apply to this Note:

1.	DEFINITIONS.

“Applicable Interest Rate” means an annual rate equal to three percent (3%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be, and compounded annually.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in San Diego, California.

“Conversion” means an Optional Conversion or a Mandatory Conversion.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” means $1.10 (subject to adjustment as provided herein).

“Issue Date” means the date on which this Note is issued pursuant to the Securities Purchase Agreement.

“Major Transaction” means a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets.

“Maturity Date” has the meaning set forth in the preamble to this Agreement.

“Principal Market” means the principal securities exchange or market on which the Common Stock is listed or traded.

“Trading Day” means a Business Day on which shares of Common Stock are purchased and sold on the Principal Market.

All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Note refer to this Note as a whole and not to any particular provision of this Note.  Any capitalized term used but not defined herein has the meaning specified in the Note Purchase Agreement.

2.	INTEREST.

(a)           Interest Rate.  This Note shall bear interest on the unpaid principal amount hereof (“Interest”) at a rate per annum equal to the Applicable Interest Rate.

(b)           Interest Payments.  The Company shall pay accrued and unpaid Interest (unless converted pursuant to the terms hereof) (i) on the Maturity Date and (ii) on any date on which the entire principal amount of this Note is paid in full (whether through conversion or otherwise).  The Company shall pay Interest in cash by wire transfer of immediately available funds.

3.	CONVERSION.

(a)           Optional Conversion.  Subject to the conditions and limitations specifically provided herein or in the Securities Purchase Agreement, the Holder shall have the right to convert, at any time and from time to time after the Issue Date and prior to the Maturity Date, all or any part of the outstanding and unpaid principal amount of this Note and, at the option of the Holder, all or any part of the accrued and unpaid Interest under this Note, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with Section 3(d) hereof (an “Optional Conversion”).  With respect to any Optional Conversion, in order to convert principal of (and, if the Holder so chooses, Interest accrued on) this Note, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., pacific time, on the Business Day on which the Holder wishes to effect such Optional Conversion (the “Optional Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal to be converted (and, if the Holder so chooses, accrued and unpaid Interest to be converted) and a calculation of the number of shares of Common Stock issuable upon such Optional Conversion (a “Conversion Notice”).  The Conversion Notice shall also state the name or names (if not the Holder) in which the shares of Common Stock that are issuable on such Optional Conversion shall be issued.

(b)           Mandatory Conversion.  At any time after the Issue Date and prior to the Maturity Date, the entire unpaid principal amount of this Note together with any and all interest accrued but unpaid thereon shall, provided that no Event of Default has occurred, automatically be converted into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms of Section 3(d) hereof, on the Trading Day (the “Mandatory Conversion Date”) following the occurrence of any period of 60 consecutive Trading Days where the average closing price of the Common Stock for such period is equal to or greater than $1.25 per share (a “Mandatory Conversion”).

(c)           Conversion Mechanics.  The Holder shall not be required to physically surrender this Note to the Company in order to effect any Conversion.  The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the date of each Conversion or other payment of principal hereof.  The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof.  In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to an independent accountant mutually selected by the Company and the Holder, within two (2) Business Days of receipt of the Holder’s Conversion Notice.  The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”).  Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

(d)           Number of Conversion Shares.  The number of Conversion Shares to be delivered by the Company pursuant to a Conversion hereunder shall be equal to (i) the unpaid principal amount of and accrued and unpaid Interest on this Note that is being converted divided by (ii) the Conversion Price.

(e)           Delivery of Common Stock Upon Conversion.  (i) The Company shall, no later than the close of business on the third (3rd) Business Day following the Optional Conversion Date set forth in such Conversion Notice or the Mandatory Conversion Date, as applicable (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(d) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Note or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date.  In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, or if a restrictive legend is required pursuant to the terms of this Note or the Securities Purchase Agreement, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be rounded up or down, as the case may be, to the nearest whole number of Conversion Shares.

(ii)           The Company’s obligations to issue and deliver Conversion Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the required Conversion Shares in the manner required pursuant to this Section upon conversion of this Note.

4.	ADJUSTMENTS TO CONVERSION PRICE.

(a)           Stock Dividends and Splits, Etc.  If, at any time on or after the Issue Date, the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price shall be proportionately reduced or, if the Company combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased.

(b)           Major Transactions.  If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Major Transaction not taken place.  The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Note as of the date of such transaction, and shall similarly apply to successive Major Transactions.

5.	LIMITATIONS ON CONVERSIONS.

(a)           The Company shall not effect any Conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such Conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon Conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) Conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 5 beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of any Notes.

(b)           Notwithstanding anything herein to the contrary, the provisions of Section 5(a) shall not apply with regard to a Mandatory Conversion or a conversion in connection with a Major Transaction.

6.	EVENTS OF DEFAULT; ACCELERATION.

 Upon the occurrence of any of the following events (each, an “Event of Default”):

(a)           the Company  shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b)           An order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

(c)           the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of five business days after written notice by the Holder thereof; or

(d)           A default or defaults (after exhausting all applicable cure periods) in the amount of $100,000 individually or in the aggregate under the terms of one or more instruments evidencing or securing indebtedness of the Company, or any of its subsidiaries;

then, and in every such event and at any time thereafter, the Holder may, by written notice to the Company and subject to the Subordination Agreement, accelerate the payment of all amounts due under this Note, whereupon the unpaid principal of this Note, together with any accrued and unpaid Interest hereon shall become immediately due and payable.

7.	PREPAYMENT.

(a)           Voluntary Prepayment.  Subject to the Subordination Agreement, the Company shall have the right to prepay at any time prior to the Maturity Date any and all amounts of principal and/or interest outstanding under this Note, subject to the terms set forth herein.  In the event that the Company desires to make any such prepayment hereunder, the Company shall so notify the Holder in writing, and the Holder shall have seven (7) days from delivery of such notice (the “Prepayment Period”) to execute an Optional Conversion with respect to the amounts of principal and/or interest outstanding under this Note in accordance with Section 3 hereof, after which Prepayment Period the Company shall be permitted to make such prepayment.

(b)           Mandatory Prepayment.  In the event of a Liquidity Event, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 3, shall, subject to the Subordination Agreement, be due and payable immediately prior to the closing of such Liquidity Event.  The term “Liquidity Event” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than (A) a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least thirty-three and one-third percent (33 1/3%) of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent) or (B) a transaction or series of related transactions in which at least fifty percent (50%) of the members of the Company’s board of directors prior to such transaction or series of related transactions remain on the board of directors of the newly constituted entity following such transaction or series of related transactions, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

8.	MISCELLANEOUS.

(a)           Priority.  This Note shall rank pari passu with the other Notes issued pursuant to the Securities Purchase Agreement.  Payments under the Notes shall be made on a pro rata basis among all the Notes.

(b)           Notices.  Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (pacific time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (pacific time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

If to the Company:

St. Bernard Software, Inc.
15015 Avenue of Science
San Diego, CA 92128
Attn: President
Facsimile: 858-676-2299

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
5 Palo Alto Square, 6th Floor
3000 El Camino Real
Palo Alto, CA 94306
Attn:  Brady Berg
Facsimile: 650-251-7739

and if to the Holder, at such address as the Holder shall have furnished the Company in writing. Any party may change its address for receiving notice by giving written notice thereof to the other parties in accordance with this paragraph 8(b).

(c)           Amendments; Waivers.  No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding and unpaid principal amount of the Notes; provided that any amendment or waiver which adversely affects the rights of any of the Holders in a manner that is disproportionate to the adverse effect on the rights of the other Holders, respectively, shall require the written consent of sixty-six and two-thirds percent (66 2/3%) of the outstanding and unpaid principal amount of the Notes held by such disproportionately affected Holders.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Each Holder acknowledges that by the operation of this paragraph, the Holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding and unpaid principal amount of the Notes issued hereunder will have the right and power to diminish or eliminate all rights of such Holder under this Note.

(d)           Lost or Stolen Note.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(e)           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(f)           Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder.  The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(g)           Usury.  This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

ST. BERNARD SOFTWARE, INC. By: ___________________________ Name: Title:

ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of and/or interest accrued on the Convertible Note (the “Note”) issued by ST. BERNARD SOFTWARE, INC. (the “Company”) into shares of common stock (“Common Stock”) of the Company according to the terms and conditions of the Note.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Date of Conversion:

Principal Amount of
Note to be Converted:  _________________________________

Interest Accrued on
Note to be Converted:  _________________________________

Number of Shares of
Common Stock to be Issued:  ____________________________

Name of Holder:  _____________________________________

Address:  ___________________________________________

Signature:

Name:

Title:

Holder Requests Delivery to be made:  (check one)

☐           By Delivery of Physical Certificates to the Above Address

☐           Through Depository Trust Corporation
(Account _______________)

Confirmed: ST BERNARD SOFTWARE, INC. By: ___________________________________ Name: Title: Date: ___________________________________

ANNEX II

Schedule of
Decreases
of Principal Amount

Principal Balance	Amount of Decrease	Date
$[_________]